Exhibit 99.2

All returns indicated in the charts below are based on the aggregate net asset value (NAV) per share and are net of upfront fees and commissions. Past performance is not an indication of future results. Growth of $100,000 Investment Since Inception1 Nov 2016 - Jun 2023 $140,000 $120,000 $100,000 $80,000 $60,000 $40,000 $20,000 $0 11/1/20162/1/20175/1/20178/1/201711/1/20172/1/20185/1/20188/1/201811/1/20182/1/20195/1/20198/1/201911/1/20192/1/20205/1/20208/1/202011/1/20202/1/20215/1/20218/1/20211/1/20212/1/20225/1/20228/1/202211/1/20222/1/20235/1/2023 Ending value as of June 30, 2023 $108,373 Historical NAV Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2023 $19.4770 $19.0856 $19.1182 $19.1141 $18.5104 $17.3766 2022 $20.0969 $19.8704 $19.8206 $19.7621 $19.6961 $19.6320 $19.5623 $19.5152 $19.4968 $19.5117 $19.4998 $19.4819 2021 $20.1474 $20.1416 $20.1508 $20.1562 $20.2071 $20.1991 $20.2862 $20.2715 $20.2168 $20.1478 $20.0410 $20.1761 2020 $25.0088 $25.0079 No Price2 No Price2 No Price2 $21.4441 $21.5039 $21.5319 $21.5655 $21.4981 $21.4542 $20.1348 2019 $25.1116 $25.1096 $25.0441 $25.0078 $25.0027 $24.9969 $24.9894 Historical Returns YTD (Jan 2023-Jun 2023) 1 Year (Jun 2022-Jun 2023) 3 Year3 (Jun 2020-Jun 2023) 5 Year3 (Jun 2018-Jun 2023) Since Inception3 (Nov 2016) -7.60% -5.12% -0.91% -0.77% 1.23% NAV and Distribution as of June 30, 2023 NAV Annualized Gross Distribution Annualized Distribution Rate $17.3766 $1.25 7.19% 1The historical returns are equal to the distributions paid and the changes in the NAV over the presented time period divided by the NAV at the beginning of the period. For the year ended December 31, 2022, 100% of distributions on InPoint’s common stock were funded by cash flows from operating activities. Distributions on InPoint’s common stock in 2022 were 34% covered by GAAP net income attributable to common stockholders. The distribution rate reflects the current month’s distribution annualized and divided by the NAV as of the end of the month prior to the record date for the distribution. We cannot guarantee that we will make distributions, and if we do, such distributions have been and may again be funded from sources other than earnings and cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. 2In response to the COVID-19 pandemic, InPoint’s Board approved a suspension of the publication of the Net Asset Value for March, April and May 2020. 3Annualized. Past performance is no guarantee of future results.

Portfolio as of June 30, 2023

Portfolio Size[1]	Number of Investments[1]	Range of Investment Balances	Historical 1st Mortgage Loan Payoffs
$804M	**41**	**$6-47.7M**	**28 Loans**
Average Investment Balance	**Average Leverage Ratio[2]**	**1st Mortgage Weighted Avg. Years to Maturity[3]**	**Total Historical 1st Mortgage Loan Payoff Amount**
$19.6M	**70.5%**	**1.03 yrs**	**$475M**

Debt Investments: Floating vs. Fixed Rate


2%
Fixed
98%
Floating

All Investments by Type[4]


1%
REO
2%
Credit Loan
97%
First Mortgage

Loans by Region


1%
Great Lakes
8%
Mid Atlantic
27%
Southwest
16%
West
5%
Plains
43%
Southeast

Loans by Property Type


8%
Industrial
2%
Hospitality
6%
Mixed Use
3%
Retail
22%
Office
59%
Multifamily

Past performance is not a guarantee of future results.

[1]Portfolio size is based on the unpaid principal balance of our debt investments and the fair value of our real estate owned (REO) in each case as of June 30, 2023. Portfolio size, average investment balance and number of investments include our REO.

[2]Weighted average of the loan to values at origination, based on current loan balance as of June 30, 2023.

[3]1st mortgage weighted average years to maturity based on current loan balance as of June 30, 2023 and the maturity date assuming no options to extend are exercised. See our Form 10-K or 10-Q most recently filed with the SEC for maximum maturities assuming all extensions are exercised.

[4]Based on the par value of investments as of June 30, 2023. Subject to change without notice. First mortgage loans finance commercial real estate properties and are loans that generally have the highest priority lien among the loans in a foreclosure proceeding on the collateral securing the loan. The senior position does not protect against default, and losses may still occur. Past performance is not a guarantee of future results, and there is no assurance that we will achieve our investment objectives. Credit loans, also called mezzanine loans, are secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. REO, which stands for "real estate owned," represents real estate we have acquired through foreclosure, deed-in-lieu of foreclosure, or purchase.

Important Risk Factors to Consider

Some of the more significant risks relating to an investment in our shares include:

- We have a limited operating history, and there is no assurance that we will achieve our investment objectives.
- Our share repurchase program is currently suspended.
- Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide stockholders who have held their shares for at least one year with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month at our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.
- We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.
- The valuation of our investments is inherently subjective, and our NAV may not accurately reflect the actual price at which our investments could be liquidated on any given day.
- We have no employees and are dependent on the Advisor and the Sub-Advisor to conduct our operations. The Advisor and the Sub-Advisor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Sound Point Accounts, the allocation of time of their investment professionals and the substantial fees that we will pay to the Advisor and that the Advisor will pay to the Sub-Advisor.
- Our primary offering and DRP are currently suspended. If we are not able to raise a substantial amount of capital on an ongoing basis, our ability to achieve our investment objectives could be adversely affected.
- If we fail to maintain our qualification as a REIT and no relief provisions apply, we will have to pay corporate income tax on our taxable income (which will be determined without regard to the dividends-paid deduction available to REITs) and our NAV and cash available for distribution to our stockholders could materially decrease.
- As with any investment, there are certain risks associated with credit investing. Such risks include, but are not limited to:
  - The risk of nonpayment of scheduled interest or principal payments on a credit investment, which may affect the overall return to the lender;
  - Interest rate fluctuations, which will affect the amount of interest paid by a borrower in a floating-rate loan that adjusts to current market conditions;
  - Default risk, which means that the loan may not be repaid by the borrower; and
  - The risks typically associated with real estate assets, such as changes in national, regional and local economic conditions, local property supply and demand conditions, ability to collect rent from tenants, vacancies or ability to lease on favorable terms, increases in operating costs, including insurance premiums, utilities and real estate taxes, federal, state or local laws and regulations, changing market demographics, changes in availability and costs of financing and acts of nature, such as hurricanes, earthquakes, tornadoes or floods.

Forward Looking Statements

This material and other communications by InPoint Commercial Real Estate Income, Inc. or its representatives may contain "forward-looking statements," which are not statements of fact. These statements may be identified by terminology such as "hope, "may," "can," "would," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "appear," or "believe." Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties and assumptions related to numerous factors including, without limitation, risks related to blind pool offerings, best efforts offerings, use of short-term financing, borrower defaults, changing interest rates, the effects of the COVID-19 pandemic, particularly on hospitality and retail properties, including our hotel, and on related mortgage loans and securities, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with the SEC and available online at www.sec.gov or our website at https://inland-investments.com/inpoint/sec-filings. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described. Except as required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date they are first made.

The Inland name and logo are registered trademarks being used under license. This material has been prepared by InPoint and distributed by Inland Securities Corporation, member FINRA/SIPC, dealer manager for InPoint.

Publication Date: 7/17/2023